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                           IGEN INTERNATIONAL, INC.
                                  EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (the "Merger Agreement") is made as of September 10, 1996, by and between IGEN, INC., a California corporation ("IGEN California"), and IGEN INTERNATIONAL, INC., a Delaware corporation ("IGEN Delaware"). IGEN California and IGEN Delaware are sometimes referred to as the "Constituent Corporations."

     The authorized capital stock of IGEN California consists of 50,000,000 shares of Common Stock, $.001 par value, and 10,000,000 shares of Preferred Stock, $.001 par value, of which 600,000 shares have been designated Series A Junior Preferred Stock and none of which are issued and outstanding as of the date hereof. The authorized capital stock of IGEN Delaware, upon effectuation of the transactions set forth in this Merger Agreement, will consist of 50,000,000 shares of Common Stock, $.001 par value, and 10,000,000 shares of Preferred Stock, $.001 par value, of which 600,000 shares have been designated Series A Junior Preferred Stock and none of which are issued and outstanding as of the date hereof.

     The directors of the Constituent Corporations deem it advisable and to the advantage of said corporations that IGEN California merge into IGEN Delaware upon the terms and conditions herein provided.

     NOW, THEREFORE, the parties do hereby adopt the plan of reorganization encompassed by this Merger Agreement and do hereby agree that IGEN California shall merge into IGEN Delaware on the following terms, conditions and other provisions:

1.   TERMS AND CONDITIONS.

     1.1. Merger. IGEN California shall be merged with and into IGEN Delaware (the "Merger"), and IGEN Delaware shall be the surviving corporation (the "Surviving Corporation") effective upon the date when this Merger Agreement is filed with the Secretary of State of the State of Delaware (the "Effective Date").

     1.2. Succession. On the Effective Date, IGEN Delaware shall continue its corporate existence under the laws of the State of Delaware, and the separate existence and corporate organization of IGEN California, except insofar as it may be continued by operation of law, shall be terminated and cease.

     1.3. Transfer of Assets and Liabilities. On the Effective Date, the rights, privileges, powers and franchises, both of a public as well as of a private nature, of each of the Constituent Corporations shall be vested in and possessed by the Surviving Corporation, subject to all of the disabilities, duties and restrictions of or upon each of the Constituent Corporations; and all and singular rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, of each of the Constituent Corporations, and all debts due to each of the Constituent Corporations on whatever account, and all things in action or belonging to each of the

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Constituent Corporations shall be transferred to and vested in the Surviving
Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest, shall be thereafter the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger; provided, however, that the liabilities of the Constituent Corporations and of their shareholders, directors and officers shall not be affected and all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted to judgment as if the Merger had not taken place except as they may be modified with the consent of such creditors and all debts, liabilities and duties of or upon each of the Constituent Corporations shall attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

     1.4. Common Stock of IGEN California and IGEN Delaware. On the Effective Date, by virtue of the Merger and without any further action on the part of the Constituent Corporations or their shareholders, (i) each share of Common Stock of IGEN California issued and outstanding immediately prior thereto shall be changed and converted into one fully paid and nonassessable share of the Common Stock of IGEN Delaware, (ii) resulting fractional shares shall not be issued, but holders of fractional shares shall be compensated, based upon the closing price of the Common Stock on the Nasdaq National Market on the Effective Date, and (iii) each share of Common Stock of IGEN Delaware issued and outstanding immediately prior thereto shall be cancelled and returned to the status of authorized but unissued shares.

     1.5. Stock Certificates. On and after the Effective Date, all of the outstanding certificates which prior to that time represented shares of the Common Stock of IGEN California shall be deemed for all purposes to evidence ownership of and to represent the shares of IGEN Delaware into which the shares of IGEN California represented by such certificates have been converted as herein provided and shall be so registered on the books and records of the Surviving Corporation or its transfer agent. The registered owner of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or its transfer agent, have and been entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of IGEN Delaware evidenced by such outstanding certificate as above provided.

     1.6. Options. On the Effective Date, the Surviving Corporation will assume and continue all of IGEN California's stock option plans in existence on the Effective Date, including without limitation the 1985 Stock Option Plan, the 401(k) Plan and the outstanding and unexercised portions of all options to purchase Common Stock of IGEN California, including without limitation all options outstanding under such stock option plans and any other outstanding options, shall be combined, changed, and converted into options of IGEN Delaware such that an option for one share of IGEN California shall be converted into an option for one share of IGEN Delaware. Effective on the Effective Date, IGEN Delaware hereby assumes the outstanding and unexercised portions of such options and the obligations of IGEN California with respect thereto.

                                      2.
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     1.7. 1996 Preferred Share Purchase Plan. On the Effective Date, the 1996
Preferred Share Purchase Plan approved and adopted by IGEN California's Board of Directors on December 14, 1995, will be terminated.

     1.8. Employee Benefit Plans. On the Effective Date, the Surviving Corporation shall assume all obligations of IGEN California under any and all employee benefit plans in effect as of such date with respect to which employee rights or accrued benefits are outstanding as of such date; provided, however, that one share of Common Stock of IGEN Delaware shall be substituted for each share of Common Stock of IGEN California (if any) thereunder. On the Effective Date, the Surviving Corporation shall adopt and continue in effect all such employee benefit plans upon the same terms and conditions as were in effect immediately prior to the Merger and shall reserve that number of shares of IGEN Delaware Common Stock with respect to each such employee benefit plan as is proportional to that number of shares of IGEN California Common Stock (if any) so reserved on the Effective Date.

2.  CHARTER DOCUMENTS.

     2.1. Certificate of Incorporation. The Certificate of Incorporation of IGEN Delaware in effect on the Effective Date shall continue to be the Certificate of Incorporation of the Surviving Corporation.

3.  MISCELLANEOUS.

     3.1. Further Assurances. From time to time, and when required by the Surviving Corporation or by its successors and assigns, there shall be executed and delivered on behalf of IGEN California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest or perfect in or to conform of record or otherwise, in the Surviving Corporation the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of IGEN California and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of IGEN California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     3.2. Amendment. At any time before or after approval by the shareholders of IGEN California, this Merger Agreement may be amended in any manner (except that, after the approval of the Merger Agreement by the shareholders of IGEN California, the principal terms may not be

                                      3.
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amended without the further approval of the shareholders of IGEN California) as may be determined in the judgment of the respective Board of Directors of IGEN Delaware and IGEN California to be necessary, desirable, or expedient in order to clarify the intention of the parties hereto or to effect or facilitate the purpose and intent of this Merger Agreement.

     3.3. Conditions to Merger. The obligation of the Constituent Corporations to effect the transactions contemplated hereby is subject to satisfaction of the following conditions (any or all of which may be waived by either of the Constituent Corporations in its sole discretion to the extent permitted by law):

            (a) the Merger shall have been approved by the shareholders of IGEN California in accordance with applicable provisions of the General Corporation Law of the State of California; and

            (b) IGEN California, as sole stockholder of IGEN Delaware, shall have approved the Merger in accordance with the General Corporation Law of the State of Delaware; and

            (c) any and all consents, permits, authorizations, approvals, and orders deemed in the sole discretion of IGEN California to be material to consummation of the Merger shall have been obtained.

     3.4. Abandonment or Deferral. At any time before the Effective Date, this Merger Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either IGEN California or IGEN Delaware or both, notwithstanding the approval of this Merger Agreement by the shareholders of IGEN California or IGEN Delaware, or the consummation of the Merger may be deferred for a reasonable period of time if, in the opinion of the Board of Directors of IGEN California and IGEN Delaware, such action would be in the best interest of such corporations. In the event of termination of this Merger Agreement, this Merger Agreement shall become void and of no effect and there shall be no liability on the part of either Constituent Corporation or its Board of Directors or shareholders with respect thereto, except that IGEN California shall pay all expenses incurred in connection with the Merger or in respect of this Merger Agreement or relating thereto.

     3.5. Counterparts. In order to facilitate the filing and recording of this Merger Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

                                      4.
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     IN WITNESS WHEREOF, this Merger Agreement, having first been duly approved by the Board of Directors of IGEN California and IGEN Delaware, is hereby executed on behalf of each said corporation and attested by their respective officers thereunto duly authorized.

                                      IGEN, Inc.
                                      a California corporation



                                      By /s/ Richard J. Massey
                                        ----------------------------------------
                                         Richard J. Massey
                                         President and Chief Operating Officer


ATTEST:



/s/ Andrei M. Manoliu
----------------------------------
Andrei M. Manoliu
Secretary


                                      IGEN International, Inc.
                                      a Delaware corporation



                                      By /s/ Richard J. Massey
                                        ----------------------------------------
                                         Richard J. Massey
                                         President and Chief Operating Officer



ATTEST:



/s/ Andrei M. Manoliu
----------------------------------
Andrei M. Manoliu
Secretary


                                      5.
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                            IGEN International, INC.
                  OFFICERS' CERTIFICATE OF APPROVAL OF MERGER


     The undersigned, Richard J. Massey and Andrei M. Manoliu, do hereby certify that:

     1. They are the President and Chief Operating Officer and Secretary, respectively, of IGEN International, Inc., a Delaware corporation (the "Corporation").

     2. The Agreement and Plan of Merger attached to this Certificate providing for the merger of IGEN, Inc., a California corporation, with and into the Corporation was duly approved by the Board of Directors and by the stockholder of the Corporation.

     3.   The Corporation has two authorized classes of shares designated
Common Stock and Preferred Stock. The number of shares of Common Stock outstanding and entitled to vote upon the merger was One Thousand (1,000) shares of Common Stock. There are no shares of Preferred Stock outstanding.

     4. The terms of the Agreement and Plan of Merger were approved by the Corporation by the vote of more than fifty percent (50%) of the outstanding shares of Common Stock of the Corporation, which equaled or exceeded the vote required.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate this 10th day of September, 1996.




                                      /s/ Richard J. Massey
                                      ----------------------------------------
                                      Richard J. Massey
                                      President and Chief Operating Officer



                                      /s/ Andrei M. Manoliu
                                      ----------------------------------------
                                      Andrei M. Manoliu
                                      Secretary



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     Each of the undersigned declares under penalty of perjury that he has read the foregoing Certificate and knows the contents thereof and that the same is true of his own knowledge.

     Executed at Gaithersburg, Maryland on September 10, 1996.




                                         /s/ Richard J. Massey
                                      -----------------------------------------
                                         Richard J. Massey
                                         President and Chief Operating Officer



                                        /s/ Andrei M. Manoliu
                                      -----------------------------------------
                                         Andrei M. Manoliu
                                         Secretary


                                      2.
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                                   IGEN, INC.
                  OFFICERS' CERTIFICATE OF APPROVAL OF MERGER


     The undersigned, Richard J. Massey and Andrei M. Manoliu, do hereby certify that:

     1. They are the President and Chief Operating Officer and Secretary, respectively, of IGEN, Inc., a California corporation (the "Corporation").

     2. The Agreement and Plan of Merger attached to this Certificate providing for the merger of the Corporation, with and into IGEN International, Inc., a Delaware Corporation, was duly approved by the Board of Directors and by the shareholders of the Corporation.

     3. The Corporation has two authorized classes of shares, designated Common Stock and Preferred Stock. The total number of outstanding shares of Common Stock as of September 10, 1996 was 14,965,476. No shares of Preferred Stock are outstanding. All outstanding shares of stock were entitled to vote on the merger.

     4. The terms of the Agreement and Plan of Merger were approved by the Corporation by the vote of more than fifty percent (50%) of the outstanding shares of Common Stock, which equaled or exceeded the vote required.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate this 10th day of September, 1996.




                                      /s/ Richard J. Massey
                                      ----------------------------------------
                                          Richard J. Massey
                                          President and Chief Operating Officer



                                      /s/ Andrei M. Manoliu
                                      ----------------------------------------
                                         Andrei M. Manoliu
                                         Secretary

     Each of the undersigned declares under penalty of perjury that he has read the foregoing Certificate and knows the contents thereof and that the same is true of his own knowledge.

     Executed at Gaithersburg, Maryland on September 10, 1996.




                                        /s/ Richard J. Massey
                                      -----------------------------------------
                                         Richard J. Massey
                                         President and Chief Operating Officer




                                        /s/ Andrei M. Manoliu
                                      -----------------------------------------
                                         Andrei M. Manoliu
                                         Secretary



                                      2.